UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to [SECTION]240.14a-12

UNION BANKSHARES COMPANY
_______________________________________________
(Name of Registrant as Specified in Its Charter)

FINANCIAL ANALYTICS INVESTMENT CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SHAREHOLDER DEMOCRACY
AT UNION BANKSHARES COMPANY

Why Aren't We on the Company's BLUE Proxy Card?

      The Company recently mailed out proxy cards for the 2007 Annual Meeting to all shareholders. These Company proxy cards (blue in color) and accompanying materials are written, printed, and mailed by Management at shareholder expense.

      The Board has known for months that this year there will be two new director candidates nominated by shareholders - namely, Andrew Pease and Michael Jennings. However, these names do not appear on the Company proxy cards. Instead, Management has designed the Company proxy card so that you simply cannot use it to vote for either of the competing nominees.

How is this fair?

      Under amendments recently adopted by the directors, the Bylaws now specify various advance notice procedures that must be followed before a shareholder can exercise the right to nominate competing director candidates. In theory, the advance notice provisions allow the Board to consider candidates suggested by shareholders. In practice, however, the Company has applied these requirements to make it as difficult as possible to compete against Management's own candidates.[1] We have met each and every one of these requirements, at considerable expense.

The directors we are running against are fine people. All we ask is that we have a chance to compete on the merits - not to have the deck so heavily stacked against us at shareholder expense.

As a shareholder, shouldn't you have the right to choose the people you want to represent you as directors?

* * *

      We have prepared an ALTERNATE FORM OF PROXY (white in color) that allows shareholders to vote on ALL proposals being submitted at the Annual Meeting and to select from ALL the director candidates.[2] Even if you have already filled in and mailed a blue proxy card, please consider re-submitting your vote on the ALTERNATE FORM OF PROXY. No matter how you choose to vote, doing so will send a message about shareholder democracy at Union Bankshares.

We thank you for your time and your attention, and we promise to work hard to protect your investment in this beloved local institution.

MICHAEL V. JENNINGS	ANDREW J. PEASE, JR.

[1]	For those who are curious, the gory details appear on our website, www.saveuniontrust.com.
[2]

In fact, we tried to name Management's director candidates on our proxy card but the Company lawyer (at shareholder expense) sent us a letter refusing permission to name them - we therefore have left blanks so you can fill in their names if you want to vote for any or all of them.

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